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                              TRANSFER AGENT AGREEMENT



     THIS AGREEMENT is made and entered into on this ____ day of ____________, 1997, by and between Berkeley Capital Management Funds, a Delaware business trust (the "Trust") on behalf of Berkeley Capital Management Money Market Fund (hereinafter referred to as the "Fund"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").


     WHEREAS, the Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940; and

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the Trust, on behalf of the Fund, and the Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

     Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Fund, hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.  Receive orders for the purchase of shares;

     B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C.  Process redemption requests received in good order;

     D. Pay monies in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.  Process exchanges between funds within the same family of funds;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Fund;

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     I.  Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and maintain, pursuant to Securities Exchange Act of 1934 Rule 17Ad-10(e), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.  Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and timely file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust on behalf of the Fund; and

     O. Provide a Blue Sky System which will enable the Trust on behalf of the Fund to monitor the total number and dollar amounts of shares sold in each state. In addition, the Trust on behalf of the Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.   COMPENSATION

     The Trust, on behalf of the Fund, agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and reasonable out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists, and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and the Agent.

     The Trust, on behalf of the Fund, agrees to pay all fees and reimbursable expenses within ten (10) business days following its receipt of the billing notice.

3.   REPRESENTATIONS OF AGENT

     The Agent represents, warrants, and covenants to the Trust and the Fund that as of the date hereof and throughout the term of this agreement:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended;


     C. It is duly qualified to carry on its business in the state of Wisconsin;


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     D.  It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of all applicable laws and regulations including, but not limited to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   REPRESENTATIONS OF THE TRUST

     The Trust represents and warrants to the Agent that:

     A. The Trust is an open-ended diversified investment company under the Investment Company Act of 1940;

     B. The Trust is a business trust organized, existing, and in good standing under the laws of Delaware;

     C. The Trust is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

     E. The Trust will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective.

5.   COVENANTS OF TRUST AND AGENT

     The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Declaration of Trust, and all amendments.


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     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and consistent with all applicable laws and regulations. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.


6.   INDEMNIFICATION; REMEDIES UPON BREACH

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement and shall comply with all applicable laws and regulations. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, and against any and all losses resulting from the Agent's reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Trust; provided that this indemnification provision shall not apply to any claim, demand, loss, expense, or liability that is a result of Agent's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or Agent's disregard of its obligations and duties under this Agreement.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.


     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense provided that the Agent notifies the Trust of all such errors, other than de minimus errors, and the Trust approves in writing in advance FTC's proposed reprocessing and correction of such errors.


     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case a party to this Agreement (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnifying Party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Indemnified Party will use all reasonable care to notify the Indemnifying Party promptly


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concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of this indemnification. In the event that the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over complete defense of the claim, and the Indemnifying Party shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to indemnify the Indemnified Party except with the Indemnifying Party's prior written consent.

     The Agent shall indemnify and hold the Trust and the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust or the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, willful misconduct, or violation of applicable law.

7.   CONFIDENTIALITY

     The Agent agrees on behalf of itself and its employees to treat confidentiality all records and other information relative to the Trust, the Fund, and the Fund's shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust on behalf of the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     ADDITIONAL SERIES. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the trust, now or in the future, be covered by the terms and conditions of this agreement.

8.   RECORDS

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

9.   CALIFORNIA LAW TO APPLY

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of California. The Agent hereby consents to the exclusive jurisdiction, venue, and forum of any state or federal court in San Francisco, California with respect to any action, whether commenced by the Trust or any other party, which, in whole or in part, in any way arises under or relates to this Agreement. The Agent hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail,


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return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 10 of this Agreement for the giving of notice.

10.  AMENDMENT, ASSIGNMENT, TERMINATION AND NOTICE

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered to the Agent at ______________________ or to the Trust or the Fund at 650 California Street, Suite 2800, San Francisco, California 94108 or sent by facsimile transmission to the Agent at ____________________ or to the Trust or the Fund at (415) 249-0553.

     E. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.

11.  ATTORNEYS' FEES.


     If any part to this Agreement seeks to enforce its rights under this Agreement or to construe any provision of this Agreement by legal proceedings or otherwise, the non-prevailing party in such proceedings shall pay all reasonable costs and expenses incurred by the prevailing party (who shall be the party who obtains substantially the relief sought by such party, whether by settlement, compromise, or judgement), including without limitation court costs and all reasonable attorneys' fees.


12.  NOTICE OF DECLARATION OF TRUST.

     FTC agrees that the Trust's obligations under this Agreement shall be limited to the Fund and its assets, and that FTC shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee, or agent of the Trust.

Berkeley Capital Management Funds      Firstar Trust Company


By:                                    By:
   ------------------------------         --------------------------------
   Deborah A. Kemper
   President and Principal
   Executive Officer



Attest:                                Attest:
       --------------------------             ----------------------------
                                              Assistant Secretary


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                                                                     EXHIBIT A

                 BERKELEY CAPITAL MANAGEMENT MONEY MARKET FUND

                   TRANSFER AGENT AND SHAREHOLDER SERVICING
                        MONEY MARKET FUND FEE SCHEDULE

            $20.00 per shareholder account per year

            Minimum annual fee $15,000

            Plus out-of-pocket expenses, including but not limited to:
                 Telephone - toll free lines
                 Postage
                 Programming
                 Stationery/envelopes
                 Mailing
                 Insurance
                 Proxies
                 Retention of records
                 Microfilm/fiche of records (beyond Firstar copies) Special reports
                 ACH fees
                 All other out-of-pocket expenses

                 Fund Group Initialization/Programming

                 Fees are billed monthly

            Qualified Plan Fees (Billed to Investors)
                 Annual maintenance fee per           $12.50/acct
                      account (Cap at $25.00 per SSN)
                 Transfer to successor trustee        $15.00/trans.
                 Distribution to participant          $15.00/trans.
                      (Exclusive of SWP)
                 Refund of excess contribution        $15.00/trans.

            Additional Shareholder Fees (Billed to Investors)
                 Any outgoing wire transfer           $10.00/wire
                 Return check fee                     $20.00/item
                 Stop payment                         $20.00/stop
                      (Liquidation, dividend, draft check)
                 Research fee                         $ 5.00/item
                      (For requested items of the second calendar
                       year [or previous] to the request)(Cap at $25.00)